EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

  1.     Republic Security Bank, a State Chartered Commercial Bank.
  2.     Republic Brokerage Corporation, a Florida corporation.
  3.     Republic Security Insurance Agency.